UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	000-53856	80-0282446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609)399-0012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective August 1, 2011, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2011 (the “Merger Agreement”) by and among Ocean Shore Holding Co. (the “Company”), White Horse Acquisition Sub (“Merger Sub”), a wholly owned direct subsidiary of the Company, and CBHC Financialcorp, Inc. (“CBHC”), Merger Sub merged with and into CBHC, with CBHC continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of CBHC was converted into the right to receive $15.50 in cash (the “merger consideration”).

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1. On August 1, 2011, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger dated as of February 15, 2011 by and among Ocean Shore Holding Co., White Horse Acquisition Corp. and CBHC Financialcorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 15, 2011).

99.1	Press Release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: August 1, 2011	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer